UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 25, 2006 (April 19, 2006)

Behringer Harvard REIT I, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Maryland	000-51293	68-0509956
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

15601 Dallas Parkway, Suite 600, Addison, Texas 75001
(Address of principal executive offices)
(Zip Code)

(866) 655-1605
(Registrant’s telephone number, including area code)

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01    Completion of Acquisition or Disposition of Assets.

On April 19, 2006, Behringer Harvard REIT I, Inc. (which may be referred to herein as the “Registrant,” “we,” “our” or “us”) acquired a fee simple interest in two interconnected office buildings located in Atlanta, Georgia (“Paces West”) through Behringer Harvard Paces West, LLC (“BH Paces West”), a wholly-owned subsidiary of Behringer Harvard Operating Partnership I LP, our operating partnership. Paces West consists of a 14-story and a 17-story office building containing approximately 646,000 combined rentable square feet located on approximately 9.2 acres of land. The property also includes a six-story and a five-story parking garage. The total contract purchase price for Paces West, exclusive of closing costs and initial escrows, was approximately $114.1 million. BH Paces West borrowed $84 million under a loan agreement (the “Paces West Loan Agreement”) with Bear Stearns Commercial Mortgage, Inc. (the “Paces West Lender”) to pay a portion of the contract purchase price and paid the remaining amount from proceeds of our offering of common stock to the public. For a description of the Paces West Loan Agreement, see Item 2.03 below. The Paces West Loan Agreement has also been filed as Exhibit 10.1 to this Current Report on Form 8-K.

The purchase price for the transaction was determined through negotiations between GA-Paces, L.L.C. (the “Seller”) and Behringer Advisors LP, our advisor, and its affiliates. Neither we nor our advisor is affiliated with the Seller and there is no material relationship between the Seller and us or our affiliates, or any of our directors, officers or their respective associates, other than in respect of this transaction. In evaluating Paces West as a potential acquisition and determining whether the amount of consideration to be paid was appropriate, a variety of factors were considered, including overall valuation of net rental income (defined as revenues from the tenants from rent and expense reimbursements less Paces West’s actual operating expenses), expected capital expenditures, costs of physical plant maintenance, location, environmental issues, demographics, quality of tenants, length of leases, price per square foot and occupancy. Our advisor believes that Paces West is well located, has acceptable roadway access, attracts high-quality tenants, is well maintained, adequately insured and has been professionally managed. We do not intend to make significant repairs or improvements to Paces West over the next few years.

Paces West, which was originally constructed in 1987 (Building One) and 1989 (Building Two), is approximately 82% leased and includes the following major tenants: Piedmont Hospital, Inc; Docucorp International Inc.; and BT Americas, Inc.

Piedmont Hospital Inc., an Atlanta-based hospital, leases approximately 97,000 square feet of Paces West for an annual rent of approximately $1.8 million under a lease that expires in April 2015 with a five-year renewal option available.

Docucorp International, Inc., a software provider, leases approximately 95,000 square feet of Paces West for an annual rent of approximately $2.4 million under a lease that expires in December 2012 with two five- year renewal options available.

BT Americas Inc., a subsidiary of the global telecom company BT Group, leases approximately 80,000 square feet of Paces West for an annual rent of approximately $1.6 million under a lease that expires in March 2014 with two five-year renewal options available.

HPT Management Services LP (the “Paces West Property Manager”), our affiliate, has the sole and exclusive right to manage, operate, lease and supervise the overall maintenance of Paces West. Among other things, the Paces West Property Manager has the authority to negotiate and enter into leases of Paces West on our behalf (in substantial conformance with approved leasing parameters and the operating plan), to incur costs and expenses, to pay property operating costs and expenses from property cash flow or reserves and to require that we provide sufficient funds for the payment of operating expenses. The Paces West Property Manager has subcontracted certain of its on-site management services to Trammell Crow Company.

As compensation for its services, the Paces West Property Manager or its affiliates is entitled to reimbursements for its out-of-pocket costs and personnel costs and the following compensation:

1.	A property management fee equal to 3% of the monthly gross revenues from Paces West.

2.	An annual asset management fee equal to 0.6% of the asset value.

Item 2.03    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

BH Paces West entered into the Paces West Loan Agreement on April 19, 2006. The interest rate under the loan is fixed at 5.4417% per annum. Initial monthly payments of interest only are required through May 2011, with monthly principal and interest payments of approximately $474,000 required beginning June 2011 and continuing to the maturity date, May 1, 2016. Prepayment, in whole or in part, is not permitted.

In addition, we have guaranteed payment of the debt under the Paces West Loan Agreement in the event that (i) Behringer Harvard Paces West, LLC files a voluntary petition under the U.S. Bankruptcy Code or any other federal or state bankruptcy or insolvency law, or (ii) an involuntary case is commenced against the initial borrower under the Paces West Loan Agreement under the Bankruptcy Code or any other federal or state bankruptcy or insolvency law with the collusion of Behringer Harvard Paces West, LLC or any of its affiliates. Our Indemnity Agreement has been filed as Exhibit 10.4 to this Form 8-K and is incorporated in this Item 2.03 disclosure by reference.

Item 9.01 Financial Statements and Exhibits.

(a)    Financial Statements of Business Acquired.

Because it is impracticable to provide the required financial statements for the acquired real property described above at the time of this filing, and no financial statements (audited or unaudited) are available at this time, we hereby confirm that the required financial statements will be filed on or before July 5, 2006, by amendment to this Form 8-K, which date is within the period allowed to file such an amendment.

(b)    Pro Forma Financial Information.

See paragraph (a) above.

(d)    Exhibits.

10.1	Loan Agreement between Bear Stearns Commercial Mortgage, Inc. and Behringer Harvard Paces West, LLC

10.2	Promissory Note made between Bear Stearns Commercial Mortgage, Inc. and Behringer Harvard Paces West, LLC

10.3	Deed to Secure Debt, Assignment of Leases and Rents and Security Agreement by Behringer Harvard Paces West, LLC, as borrower for the benefit of Mortgage Electronic Registration Systems, Inc. as nominee of Bear Stearns Commercial Mortgage, Inc.

10.4	Indemnity Agreement made by Behringer Harvard Paces West, LLC and Behringer Harvard REIT I, Inc., in favor of Bear Stearns Commercial Mortgage, Inc.

10.5	Assignment of Leases and Rents by Behringer Harvard Paces West, LLC, as borrower to Mortgage Electronic Registration Systems, Inc. as nominee of Bear Stearns Commercial Mortgage, Inc.

99.1	Press Release of Behringer Harvard REIT I, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BEHRINGER HARVARD REIT I, INC.

Dated: April 25, 2006	By:	/s/ Gary S. Bresky
Gary S. Bresky
Chief Financial Officer

EXHIBIT INDEX

10.1	Loan Agreement between Bear Stearns Commercial Mortgage, Inc. and Behringer Harvard Paces West, LLC

10.2	Promissory Note made between Bear Stearns Commercial Mortgage, Inc. and Behringer Harvard Paces West, LLC

10.3	Deed to Secure Debt, Assignment of Leases and Rents and Security Agreement by Behringer Harvard Paces West, LLC, as borrower for the benefit of Mortgage Electronic Registration Systems, Inc. as nominee of Bear Stearns Commercial Mortgage, Inc.

10.4	Indemnity Agreement made by Behringer Harvard Paces West, LLC and Behringer Harvard REIT I, Inc., in favor of Bear Stearns Commercial Mortgage, Inc.

10.5	Assignment of Leases and Rents by Behringer Harvard Paces West, LLC, as borrower to Mortgage Electronic Registration Systems, Inc. as nominee of Bear Stearns Commercial Mortgage, Inc.

99.1	Press Release of Behringer Harvard REIT I, Inc.

5